                                                                 EXHIBIT 10.115

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

         THIS AGREEMENT, is made as of the _____ day of _______________, 19___, by and between Tiffany and Company ("Tiffany") and ______________________________ ("Employee").

                                   RECITALS:

         A. Tiffany is a corporation duly organized and validly existing under the laws of The State of New York with its executive offices and principal place of business at 727 Fifth Avenue, New York, NY 10022.

         B.      Employee is a valued and trusted employee of Tiffany.

         C. In consideration of the faithful performance of services by Employee for Tiffany, Tiffany wishes to benefit Employee by entering into a split-dollar life insurance agreement in accordance with the terms and conditions of this Agreement.

         D. The split-dollar arrangement provided for in this Agreement, which the parties intend to satisfy the requirements of Revenue Ruling 64-328, 1964-2 C.B. 11, relates to a life insurance policy number _______________ (the "Policy") to be issued by Connecticut General Life Insurance Company or one of its subsidiaries (the "Insurer") on the life of Employee to be owned by Employee subject to a collateral assignment in favor of Tiffany.

         NOW, THEREFORE, the parties mutually agree as follows:

                          1. Acquisition of Policy. The parties shall cooperate in applying for and obtaining the Policy. The Policy shall be issued to Employee as the sole and exclusive owner of the Policy, subject to a collateral assignment in favor of Tiffany as hereinafter provided.

                          2.  Payment of Premiums.  Tiffany shall pay the
                          minimum premiums due on the Policy to the Insurer on
                          the date the premium is due or within the grace period allowed by the Policy for the payment of the premium, or such greater premium payment as shall be necessary
                          to keep the Policy in force without a reduction in the death benefit provided under the Policy. Tiffany shall furnish an annual written statement to Employee setting forth the amount of imputed income, if any, reportable by the employee as a result of Tiffany's payments hereunder, the death benefit payable under the Policy, Aggregate Premiums Paid, as hereinafter defined, and the Cash Surrender Value, as hereinafter defined.
- --------------------------------------------------------------------------------

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

                          3.  Liability of Employee.

                                  A. Liability. In consideration of Tiffany's premium payments under this split-dollar arrangement, Employee undertakes the obligation to repay such premium payments to Tiffany in accordance with the provisions of this Agreement. Employee's obligation to repay such premium payments (the "Liability") shall equal the amount determined in accordance with the following provisions of this Article 3 and Tiffany shall be entitled to recover the Liability in accordance with the terms and conditions of this Agreement, provided, however, that (i) while Employee remains living the Liability shall never exceed the amount available on surrender or partial surrender of the Policy and (ii) following Employee's death the Liability shall never exceed the proceeds available from the Policy.

                                  B.  Termination of Agreement.  Upon
                          termination of this Agreement for any reason other than the death of Employee, the Liability, at such time, shall be an amount equal to the lesser of (i) Aggregate Premiums Paid, as hereinafter defined, or
                          (ii) the Cash Surrender Value, as hereinafter defined.

                                  C.  Death of Employee.  Upon the death of
                          Employee, the Liability shall be an amount equal to Aggregate Premiums Paid as hereinafter defined.

                                  D.  Definitions.  For purposes of this
                          Agreement:

                                        (i)   The Cash Surrender Value of the
                                        Policy at any time equals at such time
                                        the guaranteed cash value under the
                                        Policy; plus any additional cash value
                                        credited to the Policy; less any amounts withdrawn from the Policy by Tiffany by means of the surrender or partial surrender of the Policy; less any policy loans to Tiffany and accrued interest thereon at such time.

                                        (ii)  The Aggregate Premiums Paid at any
                                        time equal at such time the cumulative
                                        premiums paid by Tiffany under the
                                        Policy; less any amounts withdrawn from
                                        the Policy by Tiffany by means of the
                                        surrender or partial surrender of the
                                        Policy; less any policy loans to Tiffany and accrued interest thereon at such time; less any amounts received by Tiffany from Employee for the economic benefit of the Policy.

- --------------------------------------------------------------------------------

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

     4.  Collateral Assignment.

          A. Tiffany's Rights. As security for repayment of the Liability, Employee shall execute, in substantially the form attached as Exhibit A, a collateral assignment of the Policy to Tiffany (the "Collateral Assignment") and Tiffany shall have the rights set forth in the Collateral Assignment. As between the parties hereto, Tiffany's rights under the Collateral Assignment shall be subject to the limitations hereinafter expressed:

               (i) Tiffany's sole right to obtain, directly or indirectly, one or more loans or advances against the fund value of the Policy, shall be limited to the extent of, but not in excess of, the lesser of Aggregate Premiums Paid or the Cash Surrender Value, and Tiffany shall have the right to pledge or assign the lesser of Aggregate Premiums Paid or the Cash Surrender Value, as security for such loans or advances;

               (ii) On the exercise of Tiffany's sole right to make a full or partial surrender of the Policy Tiffany may realize up to the lesser of Aggregate Premiums Paid or the Cash Surrender Value of the Policy; and

               (iii) Tiffany's right to realize the proceeds of the Policy in the event of the death of Employee shall be limited to the extent of the Liability.

     Tiffany shall also have the right, as between the parties hereto, to increase the death benefit payable under the policy, as permitted by the Insurer, if it is deemed necessary, in the exercise of Tiffany's judgement, to reflect increases in Employee's compensation.

          B. Employee's Rights. Except for the rights granted to Tiffany in the Collateral Assignment or reserved to Tiffany above, Employee shall have all the rights of the owner under the Policy and Employee shall be entitled to exercise all such rights, options, and privileges without the consent of Tiffany. Employee's rights include:

               (i) The right to absolutely and irrevocably give a donee all of his/her right, title and interest in and to the Policy, subject to the Collateral Assignment. Employee may exercise this right by executing a written transfer of ownership in the form used by the Insurer for

- --------------------------------------------------------------------------------

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

               irrevocable gifts of insurance policies, and delivering this form to Tiffany. Upon receipt of such form, executed by Employee and duly accepted by the donee thereof, Tiffany shall consent thereto in writing, and shall thereafter treat the Employee's donee as the sole owner of all of Employee's right, title and interest in and to the Policy, subject to this Agreement and the Collateral Assignment. Thereafter, Employee shall have no right, title or interest in and to the Policy, all such rights being vested in and exercisable only by such assignee. Employee agrees with Tiffany that his/her right to assign his/her interest in the Policy shall be exercised only in accordance with this Section B
               (i) of Article 4; and

               (ii) The right to designate and to change the beneficiary or beneficiaries of the portion of the proceeds of the Policy payable, upon the death of Employee, to Employee's beneficiary, pursuant to Section B of Article 5 below; and

               (iii) The right to elect any optional form of settlement available with respect to the portion of the proceeds of the Policy payable, upon the death of Employee, to Employee's beneficiary, pursuant to Section B of Article 5 below.

          C. Conflict. As between the parties hereto, in the event of any conflict between the terms of the Collateral Assignment and this Agreement, the terms of this Agreement shall prevail.

     5.  Death of Employee.

          A. Tiffany's Death Benefit Portion. On the death of Employee, Tiffany shall be entitled to recover out of the proceeds of the Policy an amount equal to the Liability of Employee to Tiffany as determined under Subsection C of Article 3 above.

          B. Employee's Death Benefit Portion. On the death of Employee, the beneficiary designated under the Policy shall be entitled to receive the balance of the proceeds of the Policy after deducting the Liability. Employee and Tiffany agree to conform the beneficiary designation of the Policy to the provisions hereof.

- --------------------------------------------------------------------------------

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

          C. Collection of Death Proceeds. Promptly following Employee's death, the parties shall take all necessary steps to collect the proceeds of the Policy by submitting the proper claim forms to the Insurer. Tiffany shall notify the Insurer, by affidavit, of the amount of Liability of Employee to Tiffany and the amount of proceeds payable to the beneficiary designated by Employee under the Policy. Such amounts shall be paid by the Insurer to Tiffany and the beneficiary and such payments shall be a full discharge of the Insurer binding on all parties claiming any interest under the Policy.

     6. Termination of Agreement.

          A. Termination Event. Subject to fulfillment of the obligations arising upon termination hereinafter or hereinabove set forth, this Agreement shall terminate on the first to occur of the following events (each referred to as a "Termination Event"):

               (i) The death of Employee.

               (ii) Termination of Employee's employment with Tiffany for any reason other than death, including retirement but excluding disability retirement, with or without cause.

               (iii) At age 65 for an Employee who is disabled under Article 9 of this Agreement.

               (iv) Written notice by Tiffany to Employee.

               (v) The bankruptcy, receivership or dissolution of Tiffany.



          B. Disposition of Policy. Within (60) days following a Termination Event, other than death, Employee shall pay to Tiffany the Liability. Upon receipt of such amount from Employee, Tiffany shall take all steps necessary to release the Collateral Assignment so that Employee shall own the policy free of all encumbrances thereon in favor of Tiffany arising under this Agreement. If Employee does not repay Tiffany the Liability within sixty (60) days of a Termination Event, Tiffany, in Tiffany's sole discretion, shall take the following action: Tiffany shall withdraw from the Policy, by any means available to Tiffany under the terms of the Policy as Tiffany in its sole discretion deems advisable, an amount equal to the Liability and thereafter release the Collateral

- -------------------------------------------------------------------------------

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

     Assignment and otherwise take all steps necessary to transfer its interest in the Policy to Employee, without further consideration.

     7.  Provisions Regarding the Insurer.

          A. Bound By Policy. The Insurer shall be bound only by the provisions of the Policy and any endorsement thereto.

          B. Discharge. Any payment made or actions taken by the Insurer in accordance with the provisions of the Policy and any endorsement thereto shall fully discharge the Insurer from all claims, suits, and demands of all persons whatsoever.

          C. Insurer Not a Party. The Insurer shall not be deemed a party to, or have notice of, this Agreement or the provisions hereof and shall have no obligations to see to the performance of the obligations of the parties hereunder.

     8.  Special Provisions.

     In compliance with the requirements of Employee Retirement Income Security Act of 1974, as amended, the parties hereby confirm:

          A. Named Fiduciary. Tiffany is the named fiduciary of the split-dollar life insurance plan of which this Agreement is the written instrument.

          B. Funding. The funding policy of the split-dollar life insurance plan is that Tiffany will pay that portion of the premiums under the Policy required under Article 2 above.

          C. ERISA Claim Procedure. The following claims procedure shall be used:

               (i) The claimant shall file a claim for benefits by notifying Tiffany in writing. If the claim is wholly or partially denied, Tiffany shall provide a written notice within ninety (90) days specifying the reasons for the denial, the provisions of this Agreement on which the denial is based, and additional material or information, if any, necessary for the claimant to receive benefits.

- -------------------------------------------------------------------------------

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

               Such written notice shall also indicate the steps to be taken by the claimant if review of the denial is desired.

               (ii) If the claim is denied and review is desired, the claimant shall notify Tiffany in writing within sixty (60) days after receipt of the written notice of a denial of a claim. In requesting a review, the claimant may review plan documents and submit written issues and comments the claimant feels are appropriate. Tiffany shall then review the claim and provide a written decision within sixty (60) days of receipt of request for a review. This decision shall state the specific reasons for the decision and shall include references to specific provisions of this Agreement, if any, upon which the decision is based.

     9.  Disability

     If Employee becomes disabled in accordance with any Tiffany-sponsored disability benefits or disability retirement program, the Agreement shall continue until otherwise terminated in accordance with Article 6, Section A.

     10. Tiffany's Group Life Insurance Plan.

     So long as this Agreement remains effective Tiffany shall not be required under its Group Life Insurance Plan, or any successor plan (the "Group Plan"), to provide any death benefit to Employee's beneficiary or estate and, in the event that Employee retires from Tiffany while this Agreement remains effective, to provide any death benefit under the Group Plan, notwithstanding the benefits that would otherwise be available to employees or retirees under the Group Plan, and Employee hereby waives, on behalf of Employee and his or her beneficiaries and estate, any benefits under the Group Plan except as provided herein. The limitations and waiver contained in this Section 10 are not applicable to coverage provided under Tiffany's Accidental Death and Dismemberment Insurance Plan.

     11. Amendment.

     This Agreement may be altered, amended, or modified, including the addition of any extra policy provisions, but only by a written instrument signed by the parties hereto.

- --------------------------------------------------------------------------------

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

12. Assignment.

A party may assign such party's interest and obligations under this Agreement at any time subject to the terms and conditions of this Agreement.

13. Governing Law.

This Agreement shall be governed by the laws of the State of New York.

14. Entire Agreement.

This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. Any and all prior agreements or understandings with respect to such matters are hereby superseded.

- --------------------------------------------------------------------------------

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

         IN WITNESS WHEREOF, the parties have signed and sealed this Agreement as of the day and year first written above.


WITNESS:


- ------------------------------------       -------------------------------------
(Witness)                                              (Employee)



ATTEST:                                    Tiffany and Company
                                                 ("Tiffany")


                                         By
- ------------------------------------       -------------------------------------
(Witness)

- --------------------------------------------------------------------------------

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

              RIDER NO. 1 TO SPLIT-DOLLAR LIFE INSURANCE AGREEMENT
                          EMPLOYEE: JOHN Q. EXECUTIVE

         THIS RIDER supplements and amends that certain Split-Dollar Life Insurance Agreement made as of the ____ day of February, 1994 by and between Tiffany and Company ("Tiffany") and the Employee named above (the "Agreement"). This Rider shall become part of the Agreement and any term or phrase defined in the Agreement shall have the same meaning in this Rider. To the extent that any term or provision of this Rider conflicts with any term or provision of the Agreement, this Rider shall supersede and control the Agreement.

A. DEFINED TERMS. The following initially capitalized terms and phrases shall have the meanings ascribed to them below:

         A "CHANGE OF CONTROL" is deemed to have occurred if (i) any person or group of persons acting in concert acquires thirty- five percent (35%) in voting power or amount of the equity securities of Tiffany & Co., a Delaware corporation (the "Company") (including the acquisition of any right, option, warrant or other right to obtain such voting power or amount, whether or not presently exercisable) unless such acquisition is authorized or approved by the Board of Directors of the Company;
         (ii) individuals who constituted the Board of Directors of the Company on May 19, 1994 (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors, provided that any individual becoming a director subsequent to May 19, 1994 whose election or nomination for election by the Company's stockholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director) will be, for the purposes of this clause (ii), considered as though such individual were a member of the Incumbent Board; or (iii) any other circumstance with respect to a change of control of the Company occurs which the Board of Directors of the Company deems to be a Change of Control of the Company. As used in this definition of Change of Control, the word "person" means an individual or an entity.

         "DISABILITY RETIREMENT" means the termination of Employee's employment with Tiffany as a consequence of the fact that Employee has become disabled in accordance with the provisions of any Tiffany-sponsored disability benefits or disability retirement program.

         "ENDING COMPENSATION" means Employee's mean average annual compensation from salary and bonuses (inclusive of amounts deferred pursuant to the Tiffany & Co. Executive Deferral Plan and the Tiffany & Co. Retirement Income and Savings Plan but exclusive of any other compensation, whether paid or deferred, such as, but not limited to, income attributable to the exercise of employee stock options and taxable income attributable to this Agreement or the Policy) for the last three consecutive calendar years of employment completed with Tiffany prior to Retirement; if Employee has completed less than three consecutive calendar years of employment with Tiffany at Retirement, Ending Compensation shall be Employee's annual compensation paid during his or her last full calendar year of employment completed; if Employee has completed less than one full year of

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

         employment prior to Retirement, Ending Compensation shall be Employee's projected annual salary and target bonus during the year of Retirement.

         "INTEREST RATE" means, at any date as of which a Required Post-Retirement Premium Payment or the Target Surplus must be calculated, the higher of .32737% per month, compounded monthly (4% compounded yearly) or the rate most recently announced by the Insurer for application to the net cash value under the Policy.

         "MATURITY DATE" means March 1, _____ .

         "POLICY FACTORS" means the cost of insurance and expenses in effect under the Policy at any date as of which a Required Post-Retirement Premium Payment or the Target Surplus must be calculated.

         "POST-RETIREMENT PERIOD" means the period following Retirement and up to the Maturity Date.

         "REDUCED EMPLOYEE DEATH BENEFIT" means a reduced death benefit payable to Employee from the Policy pursuant to this Agreement equal to Two Hundred Percent (200%) of Ending Compensation.

         "REQUIRED POST-RETIREMENT PREMIUM PAYMENTS" means level annual premium payments under the Policy made on each March 1 during the Post Retirement Period, the schedule of such annual premium payments having been calculated (subject to recalculation as provided for below) to produce the Target Surplus as of the Maturity Date on the basis of all applicable provisions of the Policy and the Interest Rate and Policy Factors from time to time.

         "RETIREMENT" means termination of Employee's employment with Tiffany under the first to occur of either of the following circumstances (1) or (2):

                 (1) termination of Employee's employment for any reason (voluntarily or involuntarily, with or without cause) other than death or Disability Retirement, which termination occurs
                 (a) after the Employee has reached 65 years of age or (b) after the occurrence of a Change in Control; or

                 (2) the voluntary decision of the Employee to terminate his/her employment, which termination (a) occurs after Employee has reached 60 years of age (but before age 65) and
                 (b) is approved by the Board of Directors of Tiffany & Co, a Delaware corporation, or the Compensation Committee of such Board of Directors.

         "SURPLUS" means, at any point in time, the amount, if any, by which the Cash Surrender Value of the Policy exceeds the Liability. For the purposes of this definition, the Liability shall be calculated exclusive of that portion of the Liability forfeited pursuant to Article E below.

         "TARGET SURPLUS" means that amount of Surplus necessary so that (1) the owner of the Policy may continue the Policy in force on the Employee's life without further payment of premiums with a death benefit equal to the Reduced Employee Death Benefit and (2) so that such Policy will endow

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

         (net cash value becomes equal to the Reduced Employee Death Benefit) when the Employee reaches age 95, assuming that the Interest Rate and Policy Factors in effect at the time that the Target Surplus is calculated continues in effect until the Employee reaches age 95 and that no further premium payments are made after the date of such calculation.

B. NO TERMINATION BY NOTICE FOLLOWING CHANGE OF CONTROL. On the occurrence of a Change of Control, Article 6.A.(iv) of the Agreement will no longer constitute a Termination Event with the effect that Tiffany will be no longer be entitled to unilaterally terminate the Agreement by written notice to Employee.

C. TARGET SURPLUS NOT OBTAINED BY RETIREMENT. Subject to Article E. below, if, on Retirement, the Surplus is not equal to or in excess of the Target Surplus, then this Agreement shall, notwithstanding the subsequent occurrence of any Termination Event (other than the death of Employee), remain in force until the earlier of the Maturity Date or the death of Employee and Tiffany shall have the right, as between the parties to this Agreement, to make such adjustments to the Policy as necessary, from time to time, so that the death benefit payable under the Policy will equal the Reduced Employee Death Benefit plus the projected amount of the Liability at the Maturity Date on the basis of the then current schedule of Required Post-Retirement Premium Payments.

D. REQUIRED POST-RETIREMENT PREMIUM PAYMENTS. If this Agreement continues in effect following Retirement as provided for in Article C of this Rider, Tiffany shall, on or before March 1 of every year during the Post Retirement Period make Required Post- Retirement Premium Payments to the Insurer. Tiffany shall make its initial calculation of the schedule of Required Post-Retirement Premium Payments on the basis of the Interest Rate and Policy Factors at the time of Retirement and provide such schedule to Employee within thirty (30) days of Retirement. In the event that the Insurer changes the Interest Rate and/or the Policy Factors on one or more occasions during the Post Retirement Period, Tiffany shall, on each such occasion, revise the schedule of Required Post-Retirement Premium Payments within thirty (30) days after receipt of notice of the change in Interest Rate and provide Employee with its revised calculations. Tiffany shall make all Required Post-Retirement Premium Payments on the basis of the most recently revised schedule of payments.

E. FAILURE TO MAKE REQUIRED POST-RETIREMENT PREMIUM PAYMENTS. If Tiffany fails to make any Required Post-Retirement Premium Payment within thirty days of a written demand from Employee that such payment be made, then the Employee shall have the option of terminating this Agreement and Tiffany shall, on exercise of such option, forfeit its right to repayment of all or such portion of the Liability sufficient so that the Surplus is made equal to the Target Surplus as of the date of such option exercise. Failure to exercise such option shall not foreclose Employee from any other remedy at law or equity for Tiffany's failure to make such payment, including specific enforcement, and the exercise of such option shall not be deemed a waiver of Employee's right to recover damages for Tiffany's breach if forfeiture of Tiffany's right to repayment of the Liability does not make the Surplus equal to the Target Surplus.

F. DISPUTES CONCERNING CALCULATION OF REQUIRED POST-RETIREMENT PREMIUM PAYMENTS; ATTORNEYS' FEES. In the event of any controversy or claim arising out of or relating to the calculation of Required Post-Retirement Premium Payments, the Target Surplus or both, the parties to this Agreement agree that such controversy or claim shall be settled by arbitration in accordance with the then current Commercial

TIFFANY AND COMPANY
Split-Dollar Life Insurance Agreement

================================================================================

Arbitration Rules of the American Arbitration Association (the "Association") to the extent that such Rules do not conflict with any provisions of this Article F. The arbitration shall be held at a regional office of the Association serving the City of New York. The arbitration shall be held before a single arbitrator chosen from a panel of persons knowledgeable in the field of life insurance. The arbitrators shall interpret the Agreement in accordance with the laws of the State of New York. Any award, order or judgment pursuant to such arbitration shall be deemed final and may be entered and enforced in any state or federal court of competent jurisdiction. Each party agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such award, order or judgment. In any arbitration proceeding hereunder, or in any judicial proceeding to enforce this Agreement or obtain damages for its breach, the arbitrator and/or the court shall award reasonable attorneys' fees and other costs to the prevailing party.

         IN WITNESS WHEREOF, the parties have signed and sealed this Rider as of the ___ day of ________, 1994.

WITNESS:


- ------------------------------------       -------------------------------------
                                           (Employee)



ATTEST:                                    Tiffany and Company
                                                 ("Tiffany")


                                         By
- ------------------------------------       -------------------------------------